                                                                EXHIBIT 99.p-2


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                 CODE OF ETHICS

I.   FIDUCIARY DUTY

This Code of Ethics (the "Code") is based on the principle that you, as officers, directors, and employees of Lend Lease Rosen Real Estate Securities LLC ("Lend Lease Rosen"), owe a fiduciary duty to, among others, the clients of Lend Lease Rosen. Lend Lease Rosen is a registered investment adviser under the Investment Advisers Act of 1940, and as such, Lend Lease Rosen and its employees are subject to certain standards of conduct with respect to activities relating to all of Lend Lease Rosen's clients. The Code also reflects the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended ("Rule 17j-1").

The Code applies to all Access Persons (as defined in Appendix 1). Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the clients of Lend Lease Rosen.

As fiduciaries, Access Persons must at all times:

     1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must avoid serving your own personal interests ahead of the interests of the clients of Lend Lease Rosen.

     2. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE. Personal securities transactions should comply with both the letter and spirit of the Code.

     3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Funds, Lend Lease Rosen, or its clients could call into question the exercise of your independent judgment.

It bears emphasis that doubtful situations should be resolved in favor of Advisory Clients and that technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties. The Code applies as a supplement to the Lend Lease Rosen Policy in Non-Public Information (and the Rosen Consulting Group Policy on Insider Trading.)

II.    INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS BY ACCESS PERSONS

Upon commencement of employment and thereafter on an annual basis, all Access Persons must disclose on the Personal Securities Holdings Form (Appendix 3) all personal Securities holdings in each Access Person Account. However, the term "Security" does not include shares of open-end investment companies that are not managed by Lend Lease Rosen and transactions in such shares are not subject to the provisions of this Code. As set forth in Appendix 1, Access Person Accounts include accounts in which an Access Person or the Immediate Family of an


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                                                                  Code of Ethics
                                                                       July 2000
                                                                          Page 2

Access Person has a Beneficial Interest or a direct or indirect power to make investment decisions. An Access Person may satisfy the annual disclosure requirement by reviewing Lend Lease Rosen's records of the Access Person's holdings and brokerage accounts, should records be maintained in a form suitable for this purpose, and submitting a written dated confirmation that such records are accurate.


III.   TRADE REPORTING REQUIREMENTS

A.      Reporting Requirement

Except for the transactions set forth in Section V-B below, Access Persons, including but not limited to their Immediate Families, must arrange for the Compliance Officer to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation and periodic statement for each Access Persons' Account. If an Access Person is not able to arrange for duplicate confirmations and such statements to be sent, the Access Person must immediately notify the Compliance Officer. In addition, every Access Person will submit a Brokerage Account Update form whenever accounts are added or deleted.

Access Persons must also report all personal transactions in securities in which they have a direct or indirect beneficial ownership. Access Persons must also file similar reports with us on a quarterly basis, WITHIN 10 DAYS AFTER THE END OF EACH QUARTER. (Quarterly Investment Report - Appendix 2).

B.     Exemptions from Reporting Requirements

The following Securities Transactions are exempt from the reporting requirements in Section V-A of this Code:

     1. Any transaction in an Access Person's Account if neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction;
     2.   Any transactions in Treasury securities.

C.     Disclaimers

Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the Report relates.

D.     Availability of Reports



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                                                                  Code of Ethics
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All information supplied pursuant to this Code may be available for inspection by the President, Compliance Officer, Operations Manager or Legal Counsel of
Lend Lease Rosen, the Investment Committee, or any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization of which Lend Lease Rosen is a member.

IV.    PROHIBITED TRANSACTIONS

The following Securities Transactions are prohibited and will not be authorized absent exceptional circumstances:

     1. Any transaction in a Security while in possession of material non-public information regarding the Security or the issuer of the Security;

     2. Any transaction in publicly traded Real Estate Securities (including REITs and real estate related companies);

     3. Any purchase or sale of Securities in an Access Person Account on any day during which any Advisory Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn.

     4. Purchases or sales of Securities in an Access Person Account at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client;

     5. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

     6. Any other transactions deemed by the Compliance Officer to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

In addition, acquisition of Securities in a private placement by an Access Person Account is strongly discouraged. The Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person. Access Persons who have been authorized to acquire and have acquired securities in a private placement are required to disclose that investment to the Compliance Officer when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client and the decision to purchase securities of the issuer by an Advisory Client


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                                                                  Code of Ethics
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must be independently authorized by an Access Person with no personal interest in the issuer.

In some cases, the Compliance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for refusing to authorize a Securities Transaction.

V.     PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS

A.     General Requirement

Subject to the prohibitions in Section IV, Access Person Accounts may purchase and sell Securities provided that any individual Security is not deemed restricted by the Compliance Officer. Information covering Securities deemed restricted is available from the Compliance Officer; each Access Person is responsible for verifying that a transaction contemplated for an Access Person Account does not involve a restricted security prior to executing such transaction. Except for the transactions set forth in Section V-B, in the unusual event that an Access Person shall wish to purchase or sell a Real Estate Security, the transaction must be pre-cleared with the Compliance Officer. In addition, an Access Person must obtain prior approval of the Compliance Officer before an Access Person Account may acquire any Securities in an Initial Public Offering. In the case of transactions by the Compliance Officer, the Operations Manager shall serve as "Compliance Officer" hereunder for purposes of such transaction.

B.     Transactions Exempt from Pre-Clearance

The following Securities Transactions are exempt from the pre-clearance requirements set forth in Section V-A of this Code:

     1. Securities Transactions effected in an Access Person Account if neither the Access Person nor the Immediate Family Member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades for an Access Person Account involving an investment partnership),

     2. any acquisition of Securities through stock dividends, dividend reinvestments, or stock splits,

     3. any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue,

     4.  any transaction in the following:

         a.   bankers' acceptances,



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                                                                  Code of Ethics
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         b.   bank certificates of deposit,
         c.   commercial paper,
         d. interests in Securities other than real estate securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal governmental authority (for example, options on the S&P 500
              Index),
         e.   repurchase agreements,
         f.   Securities directly issued by the U.S. government, and
         g. Securities issued by any registered open-end investment companies (i.e. mutual funds).

The Securities Transactions listed above are exempt from the pre-clearance requirements set forth in Section V-A as well as all other requirements of this Code other than the reporting requirements set forth in Section III.

C.     Pre-Clearance Requests

Prior to entering an order for a Real Estate Securities Transaction in an Access Person Account, the Access Person must fill out a Trade Authorization Request Form set forth in Appendix 5 and submit the completed form to the Compliance Officer. The Trade Authorization Request Form requires Access Persons to provide certain information and to make certain representations.

After receiving the completed Trade Authorization Request Form, the Compliance Officer will review the information set forth in the form and, as soon as practicable (generally within 24 hours), will determine whether to clear the proposed Real Estate Securities Transaction.

No order for a Real Estate Securities Transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written authorization of the transaction by the Compliance Officer. The authorization and date of the authorization must be reflected on the Trade Authorization Request Form. The Compliance Officer will forward one copy of the completed form to the person seeking authorization and file the other copy.

D.     Length of Trade Authorization Approval

The authorization provided hereby is effective, unless earlier revoked, until the earlier of (1) the close of business on the fifth trading day after the authorization is granted, or (2) the Access Person learns that the information in the Trade Authorization Request Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Real Estate Securities Transaction is placed. If the Real Estate Securities Transaction is placed but has not been executed within five trading days after the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Real Estate Securities Transaction


                  LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

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                                                                  Code of Ethics
                                                                       July 2000
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amends it in any way.

VI.    CONFIDENTIALITY

Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

VII.   GIFTS

A.     Accepting Gifts

On occasion, because of your position with Lend Lease Rosen, Access Persons may be offered, or may receive without notice, gifts from clients, outside vendors, or other persons not affiliated with Lend Lease Rosen. Solicitation of such gifts or gratuities is unprofessional and is strictly prohibited.

Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Lend Lease Rosen. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business lunches, dinners, entertainment (e.g., sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted.

If an Access Person receives any gift that might be prohibited under this Code, the Access Person must inform his or her manager, who will, if necessary, seek the guidance of the Compliance Officer.

B.      Giving Gifts

Access Persons may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

Access Persons may not make any payments to Advisory Clients in order to resolve any type of Advisory Client complaint.

VIII.    CORPORATE OPPORTUNITY

Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client or to Lend Lease Rosen. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for an Advisory Client.


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                                                                  Code of Ethics
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IX.    UNDUE INFLUENCE

Access Persons may not cause or attempt to cause any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person.

If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, the Access Person must disclose that interest to persons with authority to make investment decisions or to the Compliance Officer. Based on the information given, a decision will be made on whether or not to restrict the Access Person's participation in causing an Advisory Account to purchase or sell a Security in which the Access Person has an interest.

Access Persons must disclose to those persons with authority to make investment decisions for an Advisory Client (and to the Compliance Officer) any Beneficial Interest that the Access Person (or Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family). The person to whom the Access Person reports the interest, in consultation with at least one other person with authority to make investment decisions for an Advisory Client, must determine whether or not the Access Person will be restricted in making investment decisions.

X.     SERVICE AS A DIRECTOR

No Access Person may serve on the board of directors of a publicly-traded company not affiliated with Lend Lease Rosen absent prior written authorization by the Investment Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Access Person be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the Access Person sits.

XI.      ADMINISTRATION OF THE CODE

A.       Transaction Monitoring

The Compliance Officer shall review all Quarterly Investment Reports and related documentation regarding Securities transactions in Access Person Accounts submitted by Access Persons within ten (10) business days of quarter end to ensure that no conflict exists with the Code. The Compliance Officer shall review Personal Securities Holdings Forms within a reasonable time after their submission for information which may assist in enforcing the Code.


B.       Investigating Violations of the Code


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                                                                  Code of Ethics
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The Compliance Officer is responsible for investigating any reported or suspected violation of the Code and will report the results of each Material Investigation within the past year to the Investment Committee along with a recommended remedy.

C.        Annual Reports

The Compliance Officer will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the Investment Committee that:

     1. summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year,

     2. identifies any violations requiring significant remedial action during the past year, and

     3. identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

D.       Annual Administration Reports

At least annually, the Compliance Officer will furnish the board of directors or trustees (the "Board") of any Advisory Client that is a registered investment company a written report that (a) describes any issues arising under the Code or related procedures since the last report to the Board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (b) certifies that Lend Lease Rosen has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. At its discretion, Lend Lease Rosen may discuss matters relating to the Code and its enforcement and administration with a Board on a more frequent basis.

E.       Notification of Applicability of Code

The Compliance Officer shall provide each Access Person with notice that the Access Person is subject to the Code and ensure that each Access Person has a copy of the current Code.

XII.     REMEDIES

A.       Sanctions

If the Investment Committee determines that an Access Person has committed a violation of this Code, the Committee may impose sanctions and take other actions as it deems appropriate,

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                                                                  Code of Ethics
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including a letter of censure, or suspension or termination of the employment of the violator for cause.

As part of any sanction, the Investment Committee may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom.

The Investment Committee has sole authority, subject to the review set forth in
Section XII-B, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions.

B.       Review

Whenever the Compliance Officer determines that an Access Person has committed a violation of this Code that merits remedial action, the Investment Committee will have the power to modify or increase the sanction as it deems appropriate, and may direct the reversal of any violative trade affecting the Fund.

XIII.    COMPLIANCE CERTIFICATION

At least once a year, all Access Persons will be required to certify on the Access Person Certification Form set forth in Appendix 6 that they have read and understand the Code, that they have complied with the requirements of the Code, and have reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

XIV.     INQUIRIES REGARDING THE CODE

Please call the Compliance Officer if you have any questions about this Code or any other compliance-related matters.

XV.      RECORD KEEPING

The following shall be maintained in the offices of Lend Lease Rosen for a five
(5) year period in an easily accessible place:

          A. The Code as currently in effect and each code of ethics in effect at any time in the prior five years;

          B. Each record of a violation of the Code and any action taken as a result of such violation;

          C. Each Quarterly Investment Report with related documentation of Access Person

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                                                                  Code of Ethics
                                                                       July 2000
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               Account trading activity, Personal Securities Holding Form,
               Brokerage Account Information form, Access Person Certification of Receipt of the Code and Access Person Annual Certification of Compliance with the Code;

          D. A list of all Access Persons who are currently, or have within the past five years, been subject to the Code;

          E.   A list of each Compliance Officer and Operations Manager;

          F.   A copy of each Annual Report and Annual Administration Report;

          G. Each (a) pre-clearance request and (b) each pre-clearance authorization, authorization of a transaction otherwise prohibited under Section IV and authorization of service as a director and a record of the reasons supporting each such authorization.

          H. A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person Account of securities in an IPO or private placement.

XVI. APPENDICES TO THE CODE

The appendices to this Code, including the definitions set forth in Appendix 1, are attached to and are a part of the Code. The appendices include the following:

1.       Definitions (capitalized terms in the Code are defined in Appendix 1),

2.       Quarterly Investment Report (Appendix 2)

3.       Personal Securities Holdings Form (Appendix 3),

4.       Brokerage Account Information (Appendix 4),

5.       Trade Authorization Request Form ( Appendix 5),

6.       Access Person Certification of Receipt of the Code (Appendix 6),

7.       Access Person Annual Certification of Compliance with the Code
         (Appendix 7).



XVII.    INTERPRETATION


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                                                                  Code of Ethics
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The Code shall be interpreted in accordance with Rule 17j-1 and other applicable law and regulation.
























                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC
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                                                                  Code of Ethics
                                                                       July 2000
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                                   APPENDIX 1

                                   DEFINITIONS

"ACCESS PERSON" means (1) every director, officer, and partner of RFS II, L.L.C.; (2) every director, officer and partner of Lend Lease Rosen; (3) every employee of Lend Lease Rosen or the Rosen Consulting Group who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Account or whose functions relates to the making of any recommendations with respect to such purchases and sales; (4) every employee of Lend Lease Rosen who is involved in making purchase or sale recommendations to an Advisory Account; and (5) every employee of Lend Lease Rosen, the Rosen Consulting Group, or their affiliates who obtains information concerning such recommendations prior to their dissemination.

"ACCESS PERSON ACCOUNT" means the following Securities accounts: any personal account of an Access Person; any joint or tenant-in-common account in which the Access Person has an interest or is a participant; any account for which the Access Person acts as trustee, executor, or custodian; any account over which the Access Person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the Access Person has investment discretion), including the accounts of entities controlled directly or indirectly by the Access Person; and any other account in which the Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Access Person has no investment discretion and cannot otherwise exercise control); and any account in which an Immediate Family member has a Beneficial Interest.

"ADVISORY CLIENT" means any client (including both investment companies and managed accounts) for which Lend Lease Rosen serves as an investment adviser, renders investment advice, or makes investment decisions.

"BENEFICIAL INTEREST" means the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including but not limited to all joint accounts, partnerships, and trusts.

"COMPLIANCE OFFICER" shall be the person designated from time to time by the Investment Committee. As used in the Code, Compliance Officer also includes any persons who perform or assist in the performance of the Compliance Officer's duties provided such persons are acting under the supervision of the Compliance Officer.

"EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that company.

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                                                                  Code of Ethics
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                                                                         Page 13
"LEND LEASE ROSEN" means Lend Lease Rosen Real Estate Securities LLC.

"FUND" means an investment company or private investment portfolios (such as The Value Fund, L.P. and The Total Return Fund, L.L.C.) for which Lend Lease Rosen serves as an adviser or subadviser.

"IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as the Access Person:

     child                     grandparent                son-in-law
     stepchild                 spouse                     daughter-in-law
     grandchild                sibling                    brother-in-law
     parent                    mother-in-law              sister-in-law
     stepparent                father-in-law

     Immediate Family includes adoptive relationships.

"INITIAL PUBLIC OFFERING" or "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"MATERIAL INVESTIGATION" means an investigation that leads to the imposition of a significant remedial action for a violation of the Code.

"OPERATIONS MANAGER" shall be such person, other than the person designated as Compliance Officer, as may be designated from time to time by the Investment Committee.

"PORTFOLIO MANAGER" means the person with principal day-to-day responsibility for managing the portfolio of an Advisory Client.

"REAL ESTATE SECURITIES" means interests, debt or equity in publicly traded real estate investment trusts ("REITs") or real estate related operating companies.

"SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants.

"SECURITIES TRANSACTION" means a purchase or sale of a Security.


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                                                                  Code of Ethics
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                                                                         Page 14
                                   APPENDIX 2


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                           QUARTERLY INVESTMENT REPORT

               FOR THE CALENDAR QUARTER ENDED
                                             ---------------------

This report is to be returned to the Compliance Officer no later than          .
                                                                     ----------
By signing below you guarantee the following:

   - You have no other accounts than those you have reported and for which you have authorized duplicate confirms and statements.

   - You have acquired no real estate stocks during the previous quarter. (If there has been acquisition of such stock, please submit a detailed list of the acquisitions.)

   - The broker information that you have submitted to Lend Lease Rosen Real Estate Securities LLC is true and correct.



Signed:
       ----------------------------------------

Employee Name (Please Print)
                            ------------------------------------

Date:
     -------------------------------------------

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                                                                  Code of Ethics
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                                                                         Page 15
                                   APPENDIX 3

                        PERSONAL SECURITIES HOLDING FORM

Please complete this Form and return it to the Compliance Officer.

The following is a list of all the Securities (as defined in Section II) that are held in Accounts which an Access Person or the Immediate Family of an Access Person has a Beneficial Interest or direct or indirect power to make investment decisions. An endorsed copy of a recent statement may be provided.

SECURITY                   # SHARES                  BROKER / ACCOUNT #
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------
-------------------------- ---------------------     ------------------------

Certified by:
             -----------------------------------------------

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                                                                  Code of Ethics
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Date:
        ---------------




























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                                                                  Code of Ethics
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                                   APPENDIX 4


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                 CODE OF ETHICS

                          BROKERAGE ACCOUNT INFORMATION

--------------------------------------------------------------------------------

Please complete this questionnaire and return to the Compliance Officer.

(   )    I do not have a brokerage account at any broker/dealer.

(   )    The following is a list of all the brokerage accounts that are maintained for me or in which I have a *beneficial ownership.


BROKER/DEALER NAME                  ADDRESS                          ACCOUNT NO.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Employee's Name (Print)
                       ----------------------------------------------

Employee's Signature
                    -------------------------------------------------

Date:
     ---------------------------------------------------------

*Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.


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                                                                  Code of Ethics
                                                                       July 2000
                                                                         Page 18

                                   APPENDIX 5

TO:                                     , Chief Investment Officer
     -----------------------------------

FROM:

DATE:

RE:  TRADE AUTHORIZATION REQUEST FORM (PRE-CLEARANCE OF EMPLOYEE
     SECURITY TRANSACTION)

--------------------------------------------------------------------------------

Below is a security transaction in which I would like to engage:

Transaction Date:
                         -------------------------------------

Name of Security:
                         -------------------------------------

Check as appropriate:   Purchase                           Public
                                     -----------                    --------
                        Sale                               Private
                                     -----------                    --------

Number of shares I plan to purchase or sell:
                                            -----------------------------

Price per share:
                    ---------------------------------

For Access Persons (defined in the Code of Ethics) explain why the transaction detailed herein is not being purchased for the benefit of funds for which Lend Lease Rosen acts as investment advisor:

-    Market cap is too small
-    PE ratio/valuation is too high
-    Not a strategic block opportunity
-    Other
          -------------------------------------------------------------

          -------------------------------------------------------------

          -------------------------------------------------------------

Oral Preclearance:
                   ---------------------------        --------------------------
                   NAME                               DATE
Approval:
                   ---------------------------        --------------------------


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                       July 2000
                                                                         Page 19
                   SIGNATURE                          DATE

Compliance Officer:
--------------------------------------------------------
(see the following page for instructions)


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                       July 2000
                                                                         Page 20
                                   APPENDIX 5


Obtain oral pre-clearance as follows:

         Compliance Officer, or in his absence,
                Operations Manager


Obtain written approval as follows:

         Compliance Officer, or in his absence
                Operations Manager


         NOTE: Compliance Officer must obtain oral pre-clearance and written approval from Operations Manager

Written approval must be obtained within two (2) business days of receiving oral pre-clearance.


Transaction must be completed within five (5) business days of receiving written approval.


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                       July 2000
                                                                         Page 21
                                   APPENDIX 6


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                 CODE OF ETHICS

                            COMPLIANCE CERTIFICATION

I have received a copy of the Lend Lease Rosen's Code of Ethics and will retain a copy. I have read it and I understand it. As a condition of employment, I accept the Policy and I agree to follow the procedures outlined. I have complied with the personal investment prior approval and reporting requirements as set forth in the Code. I authorize Lend Lease Rosen to furnish the information contained in any report of securities transactions filed by me to such federal and state agencies as may be required by law or applicable rules and regulations. However, except for these federal and state requirements the information contained in such reports shall be treated as confidential and disclosed to no one outside of Lend Lease Rosen without my consent, except as otherwise permitted under the Code.



------------------------------------------------------
NAME


------------------------------------------------------
SIGNATURE


------------------------------------------------------
DATE




(To be signed and returned to the Compliance Officer)


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                                                  Code of Ethics
                                                                       July 2000
                                                                         Page 22

                                   APPENDIX 7


                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC

                                 CODE OF ETHICS

                             ANNUAL ACKNOWLEDGEMENT

I have received a copy of the Lend Lease Rosen Code of Ethics. I have read it and I understand it and will comply with such policy as outlined.






-----------------------------------------------------
NAME


------------------------------------------------------
SIGNATURE


------------------------------------------------------
DATE




(To be signed and returned to the Compliance Officer)








                   LEND LEASE ROSEN REAL ESTATE SECURITIES LLC